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                                                                    Exhibit 24.1

                               Power of Attorney



     I hereby appoint each of Vernon T. Squires or Steven C. Preston or Eric R. Zarnikow or any other person occupying the office of General Counsel, Chief Financial Officer, Treasurer with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officership position) all or any one or more of the registration statements prepared under the Securities Act of 1933 identified in this Power of Attorney and any pre-effective or post-effective amendment to any such registration statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with any of the registration statements identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such registration statement.

     This Power of Attorney applies to the following registration statements which may be filed by ServiceMaster under the Securities Act of 1933: (i) a registration statement on Form S-8 which registers common stock to be issued pursuant to the ServiceMaster Profit-Sharing and Retirement Plan; and (ii) a registration statement on Form S-3 which registers the debt securities and the equity securities which may be issued pursuant to the Company's 1999 universal shelf registration statement in the approximate amount of $750 million (which figure includes approximately $50 million from the Company's May 1997 universal shelf registration statement).

     This instrument shall remain in effect until and unless I shall give written notice to ServiceMaster's President and Chief Executive Officer or ServiceMaster's General Counsel or ServiceMaster's Chief Financial Officer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such delivery of such revocation.
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     This instrument shall be governed by the law of the State of Illinois.

Dated: July 22, 1999

                              /s/ C. William Pollard
                              __________________________
                                  C. William Pollard


                              /s/ Carlos H. Cantu
                              __________________________
                                  Carlos H. Cantu


                              /s/ Phillip B. Rooney
                              __________________________
                                  Phillip B. Rooney


                              /s/ Charles W. Stair
                              __________________________
                                  Charles W. Stair


                              /s/ Paul W. Berezny, Jr.
                              __________________________
                                  Paul W. Berezny, Jr.


                              /s/ Brian Griffiths
                              __________________________
                                  Brian Griffiths


                              /s/ Sidney E. Harris
                              __________________________
                                  Sidney E. Harris


                              /s/ Herbert P. Hess
                              __________________________
                                  Herbert P. Hess


                              /s/ Michelle M. Hunt
                              __________________________
                                  Michelle M. Hunt
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                              /s/ Gunther H. Knoedler
                              __________________________
                              Gunther H. Knoedler

                              /s/  James D. McLennan
                              __________________________
                              James D. McLennan

                              /s/ Vincent C. Nelson
                              __________________________
                              Vincent C. Nelson

                              /s/  Dallen W. Peterson
                              __________________________
                              Dallen W. Peterson

                              /s/ Steven C. Preston
                              __________________________
                              Steven C. Preston

                              /s/  Steven S Reinemund
                              __________________________
                              Steven S Reinemund

                              /s/  Burton E. Sorensen
                              __________________________
                              Burton E. Sorensen

                              /s/  David K. Wessner
                              _________________________
                              David K. Wessner